February 14, 1997

                                                                  (212) 701-3000

First Industrial Realty Trust, Inc.
150 N. Wacker Drive, Suite 150
Chicago, Illinois  60606

Ladies and Gentlemen:

      This opinion is being rendered in connection with the registration statement on Form S-3 (the "Registration Statement") filed by First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,633,993 shares of Common Stock, par value $.01 per share ("Common Stock").

      In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation and Bylaws of the Company, each as amended to date, resolutions of the Board of Directors of the Company with respect to the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

      In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Company.

      Based upon the foregoing examination, information supplied and assumptions, it is our opinion that, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (an "Authorizing Resolution") in exchange for units of limited partnership interest in First Industrial, L.P., the actual value of which units is set forth in the Authorizing Resolution, and when issued as described in the Registration Statement or a prospectus supplement to the prospectus contained in the Registration Statement which is consistent with such Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution, the Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

      We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opinion of McGuire, Woods, Battle & Boothe, L.L.P., a copy of which is attached hereto.

      We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Cahill Gordon & Reindel

                              February 14, 1997


First Industrial Realty Trust, Inc.
150 N. Wacker Drive, Suite 150
Chicago, Illinois  60606

Ladies and Gentlemen:

            This opinion is furnished as special Maryland counsel in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 1,633,993 shares of common stock, par value $.01 per share (the "Common Stock"), of First Industrial Realty Trust, Inc., a Maryland corporation (the "Company").

            In connection with rendering this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of the Articles of Amendment and Restatement of the Company, dated June 13, 1994, and Articles of Amendment of the Company, dated June 20, 1994, and May 31, 1996, respectively; the Amended and Restated Bylaws of the Company, as amended to date; resolutions of the board of directors of the Company; a registration statement on Form S-3 (the "Registration Statement"), and the prospectus contained therein (the "Prospectus"); a Certificate of Good Standing for the Company dated February 13, 1997, and issued by the State Department of Assessments and Taxation of Maryland; and such other certificates, receipts, records and documents relating to the Company and the issuance of the Common Stock covered by the Registration Statement as we considered necessary for the purposes of rendering this opinion. Capitalized terms used herein but not otherwise defined herein have the respective meanings accorded such terms in the Prospectus.

            In conducting our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

            We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdictions other than the State of Maryland.

            Based upon the foregoing, we are of the opinion that the Common Stock, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (an "Authorizing Resolution") in exchange for Units, the actual value of which is set forth in the Authorizing Resolution, and when issued as described in the Registration Statement or a prospectus supplement to the Prospectus, consistent with such Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution, will be duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock.

First Industrial Realty Trust, Inc.
February 14, 1997
Page 2

            The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

            This opinion may be relied upon by Messrs. Cahill Gordon & Reindel with respect to that firm's opinion to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ McGuire, Woods, Battle & Boothe, L.L.P.
                              -------------------------------------------
                                  MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.